UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

Carolco Pictures, Inc.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction

(5)	Total fee paid

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Carolco Pictures, Inc.

5550 Glades Road Suite 500

Boca Raton, Florida 33421

(877) 535-1400

TO THE STOCKHOLDERS OF Carolco Pictures, Inc.:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Carolco Pictures, Inc., a Florida corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below taken by unanimous written consent of the board of directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	Amend our articles of incorporation, as amended (the “Articles”), to change our corporate name from Carolco Pictures, Inc. to Recall Studios, Inc. (the “Amendment”).

The purpose of this Information Statement is to notify our stockholders that on August 31, 2017, stockholders holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Amendment. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Amendment and the change of our corporate name from Carolco Pictures, Inc. to Recall Studios, Inc. (the “Name Change”) will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Amendment and the Name Change under Florida law and the Company’s articles of incorporation and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Amendment or the Name Change and we have not and will not be soliciting your approval of the Amendment or the Name Change. Notwithstanding, the holders of our Common Stock of record at the close of business on August 31, 2017 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of Common Stock of record as of August 31, 2017 on or about October _______, 2017. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

By	/s/ Alex Bafer
Alex Bafer
Chief Executive Officer October _______, 2017

Carolco Pictures, Inc.

5550 Glades Road Suite 500

Boca Raton, Florida 33421

(877) 535-1400

October _______, 2017

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about October _____, 2017 to the stockholders of record, as of August 31, 2017 (the “Record Date”), of Carolco Pictures, Inc., a Florida corporation (hereinafter referred to as “we,” “us,” “our,” “Carolco” or the “Company”). This Information Statement is being circulated to advise stockholders of an action already approved and taken without a meeting by written consent of certain stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our board of directors and stockholders holding a majority of our voting power took action by written consent to approve the following action:

1.	Amend our articles of incorporation, as amended (the “Articles”), to change our corporate name from Carolco Pictures, Inc. to Recall Studios, Inc. (the “Amendment”).

On August 31, 2017, our board of directors unanimously approved the change of our corporate name from Carolco Pictures, Inc. to Recall Studios, Inc. (the “Name Change”) and the Amendment. Subsequent to our board of directors’ approval of the Amendment, the holders of a majority of the voting power of our voting stock, on August 31, 2017 approved, by written consent, the Amendment. The consenting stockholders and their respective approximate ownership percentages of our voting stock, which total in the aggregate 92.1% of the outstanding voting stock, are as follows:

Shareholder	No. of Shares of Common Stock Owned (1)	No. of Series A Preferred Shares Owned (2)	Aggregate Percent of Outstanding Votes (3)
South Fork Ventures, Inc. (4)	8,756,666	1,250,000	22.9%
Brick Top Holdings, Inc. (5)	28,218,333	3,240,000	60.4%
Alexander Bafer (6)	530	510,000	8.7%

TOTAL:	36,975,529	5,000,000	92.1%

(1)	Series A preferred shares have 100 votes per share.
(2)	Series C preferred shares have one vote per share.
(3)	Calculated on the basis of 582,965,703 total votes as of August 31, 2017 (81,766,203 shares of common stock outstanding, 5,000,000 shares of Series A preferred stock outstanding (with an aggregate of 500,000,000 votes), 1,000,000 shares of Series B outstanding (with an aggregate of 1,000,000 votes), and 199,500 shares of Series C preferred stock outstanding (with an aggregate of 199,500 votes).
(4)	South Fork Ventures, Inc. is owned and controlled by Chris Leone.
(5)	Brick Top Holdings, Inc. is owned and controlled by Alexander Bafer, our Chairman of the Board and Chief Executive Officer.
(6)	Mr. Bafer is our Chairman of the Board and Chief Executive Officer.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders. We expect that the Name Change will be effective on or about October 24, 2017.

1

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 300,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), 5,000,000 shares of Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), 1,000,000 shares of Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), and 41,000,000 shares of Series C Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”).

As of the Record Date, there were 81,766,203 shares of common stock issued and outstanding, held by 136 holders of record, 5,000,000 shares of Series A Preferred Stock issued and outstanding held by three holders of record, 1,000,000 shares of Series B Preferred Stock issued and outstanding held by one holder of record and 199,500 shares of Series C Preferred Stock issued and outstanding held by three holders of record.

Holders of our common stock are entitled to one vote per share. Holders of Series A Preferred Stock are entitled to 100 votes per share. Holders of Series B Preferred Stock and Series C Preferred Stock are entitled to one vote per share.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL
BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED
HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the action described in this Information Statement is authorized by Section 607.0704 of the Florida Business Corporation Act (the “FBCA”) and our Articles. Section 607.0704 of the FBCA provides that, unless the articles of incorporation of a company provide otherwise, any action required or permitted by the FBCA to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. Our Articles do not restrict this right. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Information Statement.

The action described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

BACKGROUND AND PURPOSE OF THE AMENDMENT

General

Our board of directors and our stockholders representing a majority of the voting power of our capital stock, have taken action by written consent to authorize our board of directors to effect the Amendment. Our board of directors has discretion to abandon the Amendment prior to its effectiveness.

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Reasons for Proposed Amendment

Our board of directors’ primary reason for approving and recommending the Name Change is to comply with the terms of the Trademark Assignment and Settlement Agreement entered into by and between the Company and STUDIOCANAL, a Société anonyme of France (“STUDIOCANAL”), as disclosed in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 21, 2017 (the “Settlement Agreement”).

In connection with the Settlement Agreement, the Company agreed that, within 10 days of the date of the Settlement Agreement, which was dated July 19, 2017, the Company would initiate the process of changing its name.

Potential Effects of Proposed Amendment

The Name Change will affect all holders of our Common Stock uniformly. The Name Change is not intended to, and will not, affect any stockholder’s percentage ownership interest in our company.

The Name Change will not change the terms of our Common Stock. After the Name Change, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable. In addition, we plan to change our stock symbol and CUSIP number as a result of the name change. Stockholders will not be requested to surrender for exchange any stock certificates they hold. On and after the effective date of the Amendment and the Name Change, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date of the Amendment and the Name Change, newly issued stock certificates bear the Company’s new name, but this will not affect the validity of stock certificates already outstanding.

Procedure for Effecting the Amendment and the Name Change

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders. The Amendment has been filed with the Florida Secretary of State. However, because the Common Stock is quoted on the OTC Markets, the Name Change requires processing by the Financial Industry Regulatory Authority (“FINRA”), as well, pursuant to Rule 10b-17 of the Exchange Act in order for the Name Change to be recognized in the market for trading purposes. We expect to receive FINRA’s clearance prior to the expiration of the Rule 14c-2 20-day waiting period, and we expect that the Name Change will be effective on or about October 24, 2017.

Accounting Matters

The proposed Amendment will not affect the par value of our Common Stock. As a result, at the effective time of the Name Change, the stated capital on our balance sheet attributable to our Common Stock will not be affected.

Certain Federal Income Tax Consequences of the Authorized Share Increase

The will be no material U.S. federal income tax consequences of the Name Change to holders of our Common Stock.

Dissenters’ Rights

Under the FBCA, stockholders will not be entitled to dissenters’ rights with respect to the proposed Amendment to effect the Name Change and we do not intend to independently provide stockholders with such rights.

Amendment of the Company’s Articles of Incorporation

To effect the Name Change, the Company will amend its Articles. The form of the Articles Amendment is attached hereto as Exhibit A, and once effective, will amend the Articles to change the name of the Company to Recall Studios, Inc.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2017, by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

●	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

●	All of our directors and executive officers as a group.

Unless otherwise indicated, the business address of each person listed is in care of 5550 Glades Road, Suite 500, Boca Raton, Florida 33431. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of August 31, 2017, there were 81,766,203 shares of common stock issued and outstanding, held by 136 holders of record, 5,000,000 shares of Series A Preferred Stock issued and outstanding held by three holders of record, 1,000,000 shares of Series B Preferred Stock issued and outstanding held by one holder of record and 199,500 shares of Series C Preferred Stock issued and outstanding held by three holders of record.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		% of Class

Named Executive Officers and Directors:
Alexander Bafer	28,219,297	(1)	34.5%
Bradley Albert	12,031,250		14.7%
Justin Morris	12,031,250		14.7%
Frank Esposito	1,987,505		2.4%
David Cohen (2)	—		0.0%
Tarek Kirschen (3)	3,500		0.0%
Sam Lupowitz (4)	—

All directors and executive officers as a group (4 persons)	54,269,302	(5)	66.4%

5% Stockholders:
Chris Leone	8,756,666	(8)	10.7%

4

(1)	Mr. Bafer holds 530 shares of common stock, 3,750,000 Series A Preferred shares (75.0% of this class), of which 3,240,000 are held in the name of Brick Top Holdings, Inc. (“Brick Top Holdings”), a company owned and controlled by Mr. Bafer, and 510,000 shares are held in his name. The Series A Preferred shares are not convertible into common shares and carry voting rights of 100 votes per share held. Beneficial ownership also reflects shares obtainable through the conversion of a convertible note payable to Mr. Bafer with a principal balance of approximately $434,000 at $0.0001 per share totaling 434 potential common shares. As a result of common and preferred stockholdings by Mr. Bafer directly and through Brick Top Holdings, Mr. Bafer holds 69.2% of the outstanding vote.

(2)	Mr. Cohen ceased to be an executive officer and a director in April 2017.

(3)	Mr. Kirschen ceased to be an executive officer and a director in June 2016.

(4)	Mr. Lupowitz ceased to be an executive officer and a director in January 2016.

(5)	Includes 434 shares that the executive officers and directors may acquire upon conversion convertible debt, as described above.

(6)	Such shares are held by South Fork Ventures, Inc. (“South Fork”), an entity owned and controlled by Chris Leone. Mr. Leone has voting and dispositive control over these shares. South Fork also holds 1,250,000 shares of Series A Preferred shares (25.0% of this class). The Series A Preferred shares are not convertible into common shares and carry voting rights of 100 votes per share held. As a result of South Fork’s common and preferred stockholdings, South Fork holds 22.9% of the outstanding vote.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

The Company’s Common Stock is quoted on the OTCQB tier of the OTC Markets and has traded under the symbol “CRCO”. Our stock has been thinly traded and there can be no assurance that a liquid market for our common stock will ever develop.

The following table sets forth the range of high and low sale prices for our Common Stock for the periods indicated. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

	High	Low

Quarter Ended March 31, 2015	$0.4500	$0.4500
Quarter Ended June 30, 2015	$0.3100	$0.2600
Quarter Ended September 30, 2015	$0.2800	$0.2800
Quarter Ended December 31, 2015	$0.0010	$0.0010

Quarter Ended March 31, 2016	$0.0087	$0.0004
Quarter Ended June 30, 2016	$0.0010	$0.0003
Quarter Ended September 30, 2016	$0.0004	$0.0001
Quarter Ended December 31, 2016	$0.0004	$0.0003

Quarter Ended March 31, 2017	$4.0000	$0.0106
Quarter Ended June 30, 2017	$1.2500	$0.8000

As of the Record Date, we had 136 record holders of our Common Stock. The last sale price of our Common Stock as reported on the OTCQB tier of the OTC Markets was $0.51 on September 22, 2017.

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Dividend Policy

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plan Information

The Company has adopted a 2014 Equity Incentive Stock Plan (the “Plan”). The Plan provides for the issuance of up to 5,000,000 incentive stock options and nonqualified stock options to the Company’s employees, officers, directors, and certain consultants. The Plan is administered by the Company’s Board, and has a term of 10 years.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.recallstudios.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 5550 Glades Road Suite 500, Boca Raton, Florida 33421 or by telephoning us at (877) 535-1400.

Our principal executive office is located at 5550 Glades Road Suite 500, Boca Raton, Florida 33421. Our phone number is (877) 535-1400.

October _____, 2017	By Order of the Board of Directors,

	By	/s/ Alex Bafer
Alex Bafer
Chief Executive Officer

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EXHIBIT A

Articles of Amendment

A-1

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

Carolco Pictures, Inc.

Carolco Pictures, Inc., a corporation existing under the laws of the State of Florida (the “Corporation”), does hereby amend the Articles of Incorporation of the Corporation, as amended to date and as filed with the Division of Corporations of the State of Florida (the “Articles of Incorporation”), as follows:

1.	“Article I – NAME” is hereby replaced in its entirety to read as follows:

“Article I – NAME

The name of the Corporation is Recall Studios, Inc.”

2.	This amendment of the Articles of Incorporation has been duly adopted by the unanimous written consent of the Corporation’s board of directors as of August 31, 2017 in accordance with the provisions of Section 607.0821 of the Florida Business Corporation Act, and has been duly approved by the shareholders of the Corporation on August 31, 2017, and the number of votes cast for the amendment by the shareholders was sufficient for approval.

3.	The foregoing amendment of the Articles of Incorporation shall become effective on the later of (a) the date on which Financial Industry Regulatory Authority approves the Corporation’s name change to Recall Studios, Inc. (the “Name Change”), (b) the 20th calendar day after the date on which the Corporation’s definitive information statement concerning the Name Change is mailed to the Corporation’s stockholders, as required by Securities and Exchange Commission regulations, and (c) October 24, 2017.

IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to Articles of Incorporation to be signed on the date indicated below.

Carolco Pictures, Inc. a Florida corporation

By:
Frank Esposito
Secretary

Date: September_____, 2017

A-2